EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-186440) of CurrencyShares® Euro Trust of our reports dated January 14, 2014, with respect to the financial statements of CurrencyShares® Euro Trust, and the effectiveness of internal control over financial reporting of CurrencyShares® Euro Trust, included in this Annual Report (Form 10-K) for the year ended October 31, 2013.

/s/ Ernst & Young LLP

McLean, Virginia

January 14, 2014